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Exhibit 23

CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS

        We consent to the incorporation by reference in Registration Statement No. 333-58298 and the related Prospectus (2000 Stock Option Plan) of Orient-Express Hotels Ltd. on Form S-8 of our report dated March 12, 2004 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Orient-Express Hotels Ltd. of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002) appearing in this Annual Report on Form 10-K of Orient-Express Hotel Ltd. and subsidiaries for the year ended December 31, 2003.

        We consent to the incorporation by reference in Registration Statement No. 333-102576 and the related Prospectus (Common Share Shelf Offering) of Orient-Express Hotels Ltd. on Form S-3 of our report dated March 12, 2004 (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph referring to the adoption by Orient-Express Hotels Ltd. of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets", effective January 1, 2002) appearing in this Annual Report on Form 10-K of Orient-Express Hotel Ltd. and subsidiaries for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

New York, New York
March 12, 2004

85

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CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS